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                                                                   Exhibit 10.30



                                AGENT'S AGREEMENT
                              No. /indecipherable/

The Korbina Telecommunications Private Corporation, referred to subsequently as the Principal, represented by General Director V. A. Khachaturyan, on the one hand, and the Kortek Private Corporation, referred to subsequently as the Agent, represented by General Director V. V. Voronin, on the other hand, both referred to subsequently as the Partners, confirmed the Agreement concerning the following:

                        1. Subject of the Agreement and other general conditions

1.1. The Agent commits itself, by the authorization of the Principal and for its own account and from its own name, to deal with and make arrangements with the Telmos Corporation necessary to provide the Principal with telephone channels, numbers, and the services of local, intercity and international telephone communications.

1.2. In order to accomplish these functions, stipulated in Clause 1 of the Agreement, the Principal commits itself to pay the Agent a fee of 0.1% of the amounts presented by the Telmos Corporation to the Agent for the account of the Agent in Moscow.

                        2. Responsibilities of the Agent

2.1.       The Agent assumes the following responsibilities:

a) Effect reciprocal relationships with the telephone companies regarding the assurance of telephone communications to the Principal;

b) Effect, in its own name, accounts (including payments) with the telephone companies;

c) Effect the audit and processing of bills received from the telephone companies.

                        3. Responsibilities of the Principal

3.1.        The Principal assumes the following responsibilities:

a) Provide the Agent with information (and instructions) necessary for the execution of its responsibilities in accordance with the Agreement-Commission;

b) Pay the Agent the fee and compensate the Agent for necessary expenses in the execution of its responsibilities (including payments to the telephone companies for services rendered to the Principal) by the procedure stipulated in Clause
1.2 of this

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Agreement:

c) Accept without delay from the Agent all it has accomplished with respect to this Agreement (bills, payments, etc.)

                        4. Method of payment

4.1. The Principal commits itself to pay the bills, presented by the Telmos Corporation to the Agent, for all expenses relating to the provision of services of the telephone communications network for the account of the Telmos Corporation and the commission fee for the account of the Kortek Private Corporation. The Principal must make payment within ten days from the date it receives the bills from the Telmos Corporation. The bill in dollars or rubles is based on the agreements effected by the Agent on behalf of the Principal. Payment is made in rubles at the MMVB exchange rate on the day of payment + 2.5%.

                        5. Responsibilities of Parties during the term of the Agreement

5.1. In the event of nonfulfillment or improper fulfillment of their obligations under this Agreement, the Principal and the Agent bear responsibility in accordance with current laws.

5.2. In the event of nonpayment of telephone bills received from the Agent, the Principal pays a fine according to the list of extra charges.

5.3. This Agreement becomes effective at the moment it is signed and will be in force during the term of the Principal's execution of its responsibilities and the settlement of all accounts between the Principal and the Agent. This Agreement is in force until the Parties provide a written cancellation.

5.4. In the event of disagreements concerning matters stipulated in this Agreement, or in connection with it, the Parties will take all measures to resolve them through discussions.

5.5. All other matters, not stipulated in this Agreement, will be resolved according to current laws of the R.F. which regulate relationships established by the Agreement Commission.

5.6. This Agreement is comprised of two originals.

5.7. Special conditions: Supplements to Clause 4 and 4.1. "+ 2.5%"/sic/.

                        6. Legal addresses and accounts of the parties

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Principal:  Korbina Telecommunications Private Corporation, city of Moscow,
            Vernadski   Prospekt, Bldg. 125

Index of tax inspection: 7729158574, Account 111467227 in the branch of
            "Tagansk" AB "Inkombank"

Correspondent account: 502161000 at the RKTs Headquarters, Central Bureau, R.F.
            for Moscow, MFO 44583502 (201791), part 5C.

Agent: Kortek Private Corporation, 109428, city of Moscow, Ryazansk Prospekt, Bldg 30/15, Office 707

Index of tax inspection: 7729327783, Account 111467670 in the branch of
            "Tagansk" AB "Inkombank"

Correspondent account: 502161000 at the RKTs Headquarters, Central Bureau, R.F.
            for Moscow, MFO 44583502.

Signatures and seals:

General Director                                     General Director Korbina
Telecommunications                                   Kortek Private Corporation
   Private Corporation

/sig./ V. A. Khachaturyan                            /sig./ V. V. Voronin

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